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                              LTC PROPERTIES, INC.

                                  EXHIBIT 11.1
                      COMPUTATION OF NET INCOME  PER SHARE

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                                                           (Unaudited)
                                            (In thousands, except per share amounts)
                                                                                           Twelve months ended December 31,
                                                                                 1996            1995                     1994
                                                                                 ----            ----                     ----
                                                                                               (Restated)
                                                                       -------------------------------------------------------
Primary:
  Net income applicable to common shares                                      $28,710         $18,384                  $17,210
                                                                       =======================================================

  Applicable common shares:
    Weighted average outstanding shares during the period                      18,823          18,030                   15,241
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the treasury
      stock method)                                                               434             227                      202
    Less contingent shares                                                          -               -                        -
                                                                       -------------------------------------------------------
    Total                                                                      19,257          18,257                   15,443
                                                                       =======================================================

  Net income per share of common stock                                          $1.49           $1.01                  $  1.11
                                                                       =======================================================

Fully diluted:
  Net income                                                                 $ 28,710         $18,384                  $17,210
  Add back minority interest                                                      -(a)             57                      n/a
  Reduction of interest and amortization expenses resulting from
   assumed conversion of 9.75% convertible subordinated debentures                145           1,239                        -(a)
  Reduction of interest and amortization expenses resulting from
   assumed conversion of 8.5% convertible subordinated debentures                   -(a)            -(a)                     -
  Reduction of interest and amortization expenses resulting from
   assumed conversion of 8.25% convertible subordinated debentures                  -(a)            -(a)                   n/a
  Reduction of interest and amortization expense resulting from
    assumed conversion of 7.75% convertible subordinated debentures                 -(a)          n/a                      n/a
  Less applicable income taxes                                                      -                                        -
                                                                       -------------------------------------------------------
 Adjusted net income applicable to common shares                              $28,855         $19,680                  $17,210
                                                                       =======================================================

  Applicable common shares:
    Weighted average outstanding shares during the period                      18,823          18,030                   15,241
    Weighted average shares sizable upon exercise of common stock equivalents outstanding (principally stock options using the treasury
      stock method)                                                               499             250                      216
    Assumed conversion of 9.75% convertible subordinated debentures               145           1,225                        -(a)
    Assumed conversion of 8.5% convertible subordinated debentures                  -(a)            -(a)                     -(a)
    Assumed conversion of 8.25% convertible subordinated debentures                 -(a)            -(a)                   n/a
    Assumed conversion of 7.75% convertible subordinated debentures                 -(a)          n/a                      n/a
    Less contingent shares                                                          -               -                        -
                                                                       -------------------------------------------------------
    Total                                                                      19,467          19,505                   15,457
                                                                       =======================================================

Net income per share of common stock                                            $1.48           $1.01                  $  1.11
                                                                       =======================================================
(a)   Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.
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